UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2021

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
In May 2021, Exelixis, Inc. (“Exelixis”) received notice letters from Teva Pharmaceuticals USA, Inc. and Teva Pharmaceuticals Development, Inc. (collectively, “Teva”) regarding an Abbreviated New Drug Application (“ANDA”) Teva submitted to the U.S. Food and Drug Administration (“FDA”), requesting approval to market a generic version of CABOMETYX® tablets. Teva’s notice letters included Paragraph IV certifications with respect to our U.S. Patent Nos. 9,724,342 (formulations), 10,034,873 (methods of treatment) and 10,039,757 (methods of treatment), which are listed in the Approved Drug Products with Therapeutic Equivalence Evaluations, also referred to as the Orange Book, and expire in 2033, 2031 and 2031, respectively. Teva’s notice letters did not provide notice of a Paragraph IV certification against any additional CABOMETYX patents.
On June 17, 2021, Exelixis filed a complaint in the United States District Court for the District of Delaware for patent infringement against Teva, along with Teva Pharmaceutical Industries Limited, asserting U.S. Patent Nos. 9,724,342 (formulations), 10,034,873 (methods of treatment) and 10,039,757 (methods of treatment) arising from Teva’s ANDA filing with the FDA. Exelixis is seeking, among other relief, an order that the effective date of any FDA approval of Teva’s ANDA be no earlier than the expiration of all of U.S. Patent Nos. 9,724,342, 10,034,873 and 10,039,757, the latest of which expires on July 9, 2033, and equitable relief enjoining Teva from infringing these patents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

June 21, 2021	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel